UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

ALCO STORES, INC.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

ALCO STORES, INC. RESPONDS REGARDING PROPOSED ALTERNATIVE SLATES OF DIRECTORS

Coppell, TX (March 12, 2014) -- ALCO Stores, Inc. (NASDAQ: ALCS) (“ALCO” or the “Company”) today announced a response regarding the two stockholder groups that have each declared their intention to submit nominees to replace the current members of the Company’s Board of Directors (the "Board").

Over the course of the past month, two separate groups of stockholders have stated their intention to replace the Company’s entire Board.

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The first group (the “First Group”), which first filed soliciting material with the Securities and Exchange Commission (“SEC”) on February 18, 2014, states that it is led by David W. Pointer and Dilip Singh and is associated with Charles M. Gillman, John M. Climaco, VI Capital Fund, LP, and VI Capital Management, LLC.  The First Group collectively claims to control 36,724 shares, or 1.13%, of the Company’s outstanding common stock.

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The second group (the “Second Group”), which first filed soliciting material with the SEC on March 6, 2014, comprises Milwaukee Private Wealth Management, Inc., whose President and CEO is Jeffrey Geygan, and five other participants to be nominated as directors. The Second Group collectively claims to control 113,995 shares, or 3.5%, of the Company’s outstanding common stock.

The Board is currently investigating the background and qualifications of the individuals associated with these groups, including the director nominees.  The Board is concerned with any group taking control of the Company without offering all stockholders a control premium.

The Board is aware, based upon its preliminary review, that Charles Gillman, Dilip Singh, John Climaco and others associated with the First Group have previously been involved in contested elections for boards of directors at other publicly traded companies, including InfuSystem Holdings, Inc., MRV Communications, Inc., Aetrium Incorporated, and Digirad Corporation.  The Board is investigating and reviewing these prior activities, including previous disclosures made in connection with election contests and their consistency with subsequent actions; compensation and other benefits taken from the target companies; and the First Group’s tenure as board members and officers of the target companies once elected, among other activities.

The Board is also aware that Mr. Geygan is a plaintiff in a derivative action brought against the Board and is seeking money damages alleging the attempted sale of the Company in 2013 was for inadequate consideration.  The Board is also investigating other factors that may be material to the Second Group’s potential nominees.

As the Company previously disclosed, on October 30, 2013 the Company’s stockholders voted not to approve a sale of the Company pursuant to a merger transaction that would have resulted in a payment to stockholders of $14.00 per share in cash, a premium of 63% to the Company's closing stock price on the last trading day prior to the announcement of the proposed transaction.  The submission of this transaction to stockholders was the culmination of a focused effort, that began in 2007and has continued until today, to deliver a premium-priced liquidity event to stockholders.  The Company employed two investment banking firms to assist with the process and has reviewed and pursued numerous possibilities for strategic, value maximizing transactions.  The proposed transaction that the Company’s stockholders voted not to accept in October 2013 was submitted to stockholders after the Board had solicited more than 50 parties to ascertain whether a superior proposal was available for stockholders.  Both Glass, Lewis & Co., LLC and Institutional Shareholder Services ("ISS") recommended that the Company’s stockholders vote in favor of the merger transaction, with ISS noting "the significant premium, thorough process and positive market reaction" in its recommendation.  The Board invites stockholders to review the thorough efforts undertaken for the benefit of all stockholders to secure a premium-priced transaction as disclosed in the Company’s proxy statement filed with the SEC on October 1, 2013.

The Board believes the disruption caused by these two stockholder groups will impede the progress the Company is making in executing its strategy.  After moving the Company's headquarters to Coppell, Texas from Abilene, Kansas and making significant investments to implement an improved technical infrastructure, the Board believes that it is well situated to deliver value to stockholders.  The Board also continually evaluates the possibility of strategic transactions that could benefit all stockholders.

The Board urges each stockholder to conduct its own investigation into the stockholder groups before taking any action.

About ALCO Stores, Inc.

Founded in 1901, ALCO is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America.  The Company has 210 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices.  ALCO is proud to have continually provided friendly, personal service to its customers for the past 112 years.  ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas.  To learn more about the Company visit www.ALCOstores.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material with respect to the matters to be considered at the Company’s 2014 annual meeting of stockholders.  The Company will be filing a proxy statement with the SEC regarding the annual meeting.  Additionally, the Company files annual, quarterly and current reports, proxy and information statements and other information with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain free copies of such documents filed with the SEC at the SEC’s web site, www.sec.gov.  In addition, stockholders may obtain free copies of the documents filed with the SEC by ALCO through the Investor Relations section of our website, located at www.alcostoresinc.com/investors.aspx, or by requesting them in writing or by telephone from the Company at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75109, (469) 322-2900.

Participants in Solicitation

The Company and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the Company’s 2014 annual meeting of stockholders.  Information regarding the interests of the Company’s directors and executive officers in the solicitation of proxies will be included in the Company’s proxy statement and annual report on Form 10-K for the fiscal year ended February 3, 2014.

Forward-looking statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms.  You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance.  Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially.  Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2013, and its subsequent quarterly reports on Form 10-Q.  The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

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For more information, contact:
Wayne S. Peterson
Senior Vice President – Chief Financial Officer
469-322-2900 ext. 1071
email: wpeterson@alcostores.com
or
Debbie Hagen
Hagen and Partners
913-642-6363
email: dhagen@hagenandpartners.com